Exhibit 10.32

Summary of Employee Incentive Programs

Management Level Employees

The Company provided a program for incentive compensation for management employees. The program provided for payments to be made as a percentage of base compensation, based on performance by the Company relative to criteria established and weighted by the Compensation Committee of the Board of Directors. Those criteria were based on measurements of the Company’s performance deemed to be relevant to manager level employees on a broad scale, and to a level of performance deemed to be attainable, indicative of corporate accomplishment, and likely to lead to corporate success. These included operational criteria and sometimes included corporate financial performance. Operational criteria (such as completion factor, on-time performance, etc.) were designed to target performance levels deemed to be desirable, and will generally be similar to criteria used to establish bonus plans for non-exempt (hourly) employees. Two or more levels of participation were used at times to reflect different levels of participation for various levels of management. Frequency of payment were determined by the Compensation Committee.

The Company does not intend to resume its prior incentive compensation program but does intend to provide incentive-based compensation for non-management employees in the future, and is presently evaluating the terms under which it will do so.

Non-Management Employees

The Company provided a program for incentive compensation for non-management employees. This program was suspended in April 2003. The program provided for payments to be made on a lump sum basis for achievement by the Company of specific performance targets relative to criteria established and weighted by the Compensation Committee of the Board of Directors. Those criteria were based on measurements of the Company’s performance deemed to be relevant to employees generally, and to a level of performance that was deemed to be attainable, indicative of corporate accomplishment, and likely to lead to corporate success, at times including operational criteria and/or corporate financial performance. Operational criteria (such as completion factor, on-time performance, etc.) were designed to target performance levels deemed to be desirable, and were generally similar to criteria used for incentive compensation for management employees. Participation was based on minimum hours and length of tenure, as established by the Compensation Committee.

The Company does not intend to resume its prior incentive compensation program for non-management employees but does intend to provide incentive-based compensation for non-management employees in the future. The Company is presently evaluating such aspects as performance objectives, levels of participation, frequency of payment, and eligibility.